UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 1, 2016

NEW GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

WYOMING	333-179669	45-4349842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 East 17th Street, Suite 4217, Cheyenne, WY	82001
(Address of principal executive offices)	(Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

(307) 633-9192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The following information is being released to shareholders of the Company:

11/1/ 2016

Dear Shareholder:

New Global Energy (“New Global”) (OTCQB: NGEY). We wanted to share with you a summary of our recent activities on the farm over the past few months. As always, we remain committed to consistent communications with our shareholders

Farm Production.

Tilapia production is improving as the farm moves forward with its program to move the Aqua Farming Tech Thermal Farm towards full production. In this regard, all 8 of the Thermal farm’s biggest diameter grow out tanks have been stocked with larger fish in their final phase of growth, which will support greater weekly production.

Historically, the farm has mostly sold its fish either direct, or through brokers, to the Asian market in California. The preference of this market over the previous couple of years has evolved from regularly purchasing 1 pound fish to preferring larger fish in the size range of 1.2 to 1.4 pounds; maybe the American-Chinese demographic is succumbing to our Country’s penchant for larger portions. Whatever the reason, this change in consumer preference causes us to hold the fish for a longer grow out period but insofar as the price charged is a per pound price, the sales price per fish is pro ratably higher; it just takes longer to grow a tilapia to a larger size.

Seasonal hatchery operations are underway, with the first 500,000 eggs harvested and moved to the hatchery Thursday October 27. The farm’s tilapia inventory is augmented twice a year (fall and spring) with newly spawned fish, called fry. Hatchery operations supply the farm with its ongoing inventory and are critical to the farm’s ability to increase production. In our efforts to enhance and refresh the genetics of our farm’s broodstock with certain other tilapia bloodlines, we are working to acquire and import a particular strain of tilapia from Uganda.

New Markets for Tilapia.

Management has conducted research and is in the initial stage of selling smaller, ½ pound live tilapia to the Hispanic market. Latinos are strong consumers of fish, they like tilapia and they consider the smaller fish (which they often deep fry) preferable. Identifying and cultivating a market that prefers smaller fish is valuable because it provides the farm a way to monetize the segment of its fish inventory that is comprised of the slower growing females. Faster to market means lower production costs, which also means that the farm can be flexible in the per pound price, particularly in the early stage of market development.

Developing this new market involves investment on the Company’s behalf to construct in store aquarium displays 2 foot by 4 foot in size, place the unit in the store, and then train store personnel how to care for, (and catch!) the fish. The program is working and the plan is to increase the number of in store displays to coincide with farm production and consumer demand.

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Organic Certification Farm Initiative.

The farm is moving forward to certify, as organic, 18 acres of the Thermal Farm and 57 acres of the Mecca Farm. The process, involving the submittal of various forms and information, is progressing, including an inspection and interview conducted in early October onsite. We expect to receive organic certification of both farm’s designated acreage prior to the year end.

Moringa.

The Wall Street Journal, in an article titled, “The Next Hot Trends in Food”, published October 16, 2016, had this to say about moringa: ” The next superfood: moringa. Move over, kale—there’s a new super green. The leaves of the moringa oleifera tree, grown in Haiti, parts of Latin America and Africa, are drawing interest from trend watchers for their nutritional content. The leaves contain high levels of calcium, potassium and protein, as well as vitamins A, B, C, D and E. Because the trees can grow in both tropical and temperate climates and produce leaves year-round that can be eaten fresh, cooked or dried without losing their nutritional content, moringa is becoming an attractive additive…it’s currently being sold as a powder and in energy shots, bars and teas at retailers including Target Corp. and Amazon. Ms. Abbott expects to see commercial planting of moringa trees in the U.S. as awareness grows.”

In early 2015, the Company planted 8 acres of moringa, on its Thermal farm, with the intention to generate a moringa crop of sufficient size which would be used both as an ingredient in the fish food, the farm manufactures on site to feed its fish and to generate additional revenue streams by selling the moringa to ethnic super markets in the Southern California area and by selling moringa to the health and wellness markets.

To date, existing moringa acreage has been planted in a low density manner with a view toward maximizing seed production; the seeds produced would then be harvested and used to plant additional acreage that would allow the farm to scale into production levels sufficient to meet its internal feed production requirements and also, to produce a surplus which would be sold in the vegetable section of Southern California Chinese markets and marketed to the health and wellness industry, wholesale, by the kilo in powdered form, or retail, as an ingredient in finished products (meal replacement powders, power bars, etc) under the Company’s Moringa Reserve, LLC brand. During this past summer, approximately 1 million seeds were harvested which are planned to be planted in a high density fashion on the acreage presently in the process of being certified organic. We believe we are well out in front of the trend identified in the Wall Street Journal article and positioned to capitalize, given additional financing, by delivering a remarkable, important food to a rapidly growing market.

Sincerely,

Perry D. West

Chief Executive Officer

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This correspondence contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believes," "can," "could," "may," "predicts," "potential," "should," "will," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "intends" and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of many factors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Global Energy, Inc.

Date: November 1, 2016	By:	/s/ Perry Douglas West
Perry Douglas West
CEO

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